UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2026
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore,	Maryland	21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by MarketWise, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 8, 2026 (the “Original Form 8-K”). The Original Form 8-K was filed to report the results of the Company’s 2026 Annual Meeting of Stockholders held on June 4, 2026 (the “2026 Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to the frequency of future stockholder advisory votes regarding the compensation of the Company’s named executive officers (i.e. “say on pay” votes). Except as set forth herein, no other changes have been made to the Original Form 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
(d) As previously disclosed in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say-on-pay votes held at the 2026 Annual Meeting, 7,615,818 shares voted for one year, 99,163 shares voted for two years, 5,879,057 shares voted for three years, 29,690 shares abstained, and there were 1,040,623 broker non-votes. In light of this result, the Board has determined that the Company will hold future say-on-pay votes on an annual basis until the next advisory vote on the frequency of say-on-pay votes, which the Company expects to hold at its 2032 Annual Meeting of Stockholders, based on the requirement that such votes take place at least every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: August 12, 2026	By:	/s/ Scott Forney
	Name:	Scott Forney
	Title:	General Counsel